Exhibit 99.1

Press Release

Trimeris Reports Third Quarter 2006 FUZEON Sales Results

-- North American sales grow 18 percent over same period last year

-- Company reaffirms commitment to achieving profitability for the full year 2006

MORRISVILLE, N.C.--(BUSINESS WIRE)--Oct. 16, 2006--Trimeris, Inc. (NASDAQ: TRMS) today announced that global net sales of FUZEON for the third quarter 2006 were $63.0 million, an increase of 29 percent over the third quarter of 2005. This represents the best quarterly sales performance for FUZEON since its launch in 2003.

Net sales of FUZEON in the U.S. and Canada for the third quarter 2006 were $33.6 million, an increase of 18 percent over the third quarter 2005. Net sales of FUZEON outside the U.S. and Canada for the third quarter 2006 were $29.5 million, an increase of 44 percent from the same period last year. All sales of FUZEON are recorded by F. Hoffmann-La Roche Ltd ("Roche"), Trimeris' collaborative partner.

"Our third quarter performance reflects a strong brand that has continued to grow by double digits in both the U.S and on a global basis," commented Steven D. Skolsky, Chief Executive Officer of Trimeris. "Based on this performance, we maintain our commitment to being profitable for 2006, including option expense."

FUZEON Sales Conference Call

Trimeris will host a live conference call to discuss third quarter 2006 FUZEON sales results at 4:30 PM today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 8177021. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, October 30, 2006. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international). The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

The release of complete financial results will take place in early November, 2006.

About Trimeris, Inc.

Trimeris, Inc. (NASDAQ: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Trimeris Safe Harbor Statement

This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.

CONTACT: Trimeris, Inc.
Andrew Graham, Director of Finance
919-419-6050
or
Michael A. Recny, Ph.D.
Vice President, Corporate Development
919-419-6050